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                                                                    EXHIBIT 10.2




                              IHS OF VIRGINIA, INC.
                      12030 Sunrise Valley Drive, Suite 205
                                Reston, VA 20191


                                    DataQual+

                                Licensed Software

                                    Agreement




                                 (Customer Name)






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                          1. LICENSE GRANT

IHS of Viriginia, Inc. ("IHS") hereby grants to you, and you accept, a non-exclusive license to use the "DataQual+" Program Diskettes and the computer software contained therein, as set forth in Appendix A hereto, in object-code-only form ("The Software") and the accompanying Users Manual, only as authorized in this Agreement. The Software may be used only at the Premises and only on the Designated Computer (which computer must be owned, leased, or otherwise controlled by you) or, in the event of the inoperability of that computer, on a backup computer selected by you. Neither concurrent use on two or more computers nor use in a local area network or other network is authorized without the prior written consent of IHS and the payment of additional license fees. You agree that you will not assign, sublicense, transfer, pledge, lease, rent, or share your rights under this Agreement.

Upon loading the Software into the Designated Computer, you may retain the Program Diskettes for backup purposes. In addition, you may make one copy of the Software on a second set of diskettes for the purpose of backup in the event that the Program Diskettes are damaged or destroyed. You may make one copy of the User's Manual for backup purposes. Any such copies of the Software or the Users Manual shall include IHS's and/or its supplier's copyright and other proprietary notices. Except as authorized under this paragraph, no copies of the Software or Users Manual (collectively "The Program") or any portions thereof may be made by you or any person under your authority or control.

IHS shall provide you at the Premises with the number of days of Implementation and/or Training specified in Appendix A of this Agreement. These services shall be free of charge but you shall be responsible for payment of the travel, living and accommodation costs of IHS's personnel involved.

                          2. PROPRIETARY PROTECTION OF THE PROGRAM

You acknowledge and agree that the Program consists of proprietary, unpublished products of IHS and/or its suppliers, protected under U.S. copyright law and trade secret laws of general applicability. You further acknowledge and agree that all right, title, and interest in and to the Program are and shall remain with IHS and/or its suppliers. This Agreement does not convey to you an interest in or to the Program, but only a limited right of use revocable in accordance with the terms of this Agreement.

You may not at any time disclose or disseminate the Program to any person who does not need to obtain access thereto consistent with your rights under this Agreement. Under no circumstances may you attempt to decompile or reverse compile the Software or modify the Program. Under no circumstances may you disclose or disseminate the Program to any competitor of IHS. You will use your best efforts to ensure that all your personnel and all other persons with authorized access to the Program shall protect it against improper use, dissemination or disclosure.

You acknowledge that, in the event of your breach of any of the foregoing provisions, IHS will not have an adequate remedy in money or damages. IHS shall therefore be entitled to obtain an injunction against such breach from any court of competent jurisdiction immediately upon request. IHS's right to obtain injunctive relief shall not limit its right to seek further remedies. Your obligations hereunder shall remain in effect for as long as you continue to possess or use the Program or any trade secrets derived therefrom.


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                          3. FEES, PAYMENT AND TAXES

The License Fee is in consideration of the license granted under this Agreement. Invoices issued pursuant to this Agreement shall be in accordance with the pricing schedules set forth in appendix A. The Licensed Software fees are due and payable to IHS within thirty (30) days after execution of this agreement.

The travel, living and accommodation costs incurred by IHS in connection with Implementation and/or Training shall be invoiced to you on a monthly basis and shall be payable by you within thirty (30) days of the date of invoice. Charges of one and one hag per cent (1.5%) per month or the highest amount allowed by law, whichever is less, prorated on a daily basis will be applied to late payments.

You are solely responsible for payment of any taxes (including sales or use taxes and intangible taxes) resulting from your acceptance of the license granted, the services provided, and your possession and use of the Program. You agree to hold IHS harmless from all claims and liability arising from your failure to report or pay such taxes.

                          4. TERM

This Agreement shall become effective upon the delivery of the Program to you, together with a copy of this Agreement signed by you and accepted and approved by IHS, and shall continue until terminated. Either party may terminate this Agreement upon the breach by the other party of any term hereof. IHS may also terminate this Agreement if you petition for relief under the Bankruptcy Code or if any involuntary petition thereunder is filed against you and is not dismissed within sixty (60) days, or if a receiver is appointed for your business, or if you make an assignment for the benefit of creditors. Upon termination by IHS for whatever reason, you agree to return to IHS the Program and all copies and portions thereof in your possession.

                          5. LIMITED WARRANTY

IHS warrants, for your benefit alone, that the Program Diskettes in which the Software is embedded and the User's Manual shall, for a period of ninety (90) days from the date of shipment thereof to you (referred to as "the Warranty Period") be free from defects in material and workmanship. IHS further warrants, for your benefit alone, that during the Warranty Period the Software shall operate substantially in accordance with the functional specifications in the User's Manual. This warranty is expressly conditional on your observance of the operating, security and data-control procedures set forth in the Users Manual.

As your exclusive remedy for any material non-conformity or defect in the Program for which IHS is responsible, IHS shall make all reasonable efforts to correct or cure such non-conformity or defect.

However, IHS shall not be obliged to correct, cure or otherwise remedy any non-conformity or defect the Program if you have made any changes whatsoever to the Program, d the Program has been misused or damaged in any respect, or if you have not reported to IHS the existence and nature of such non-conformity or defect promptly upon discovery thereof.


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EXCEPT AS EXPRESSLY SET FORTH ABOVE, IHS DISCLAIMS ANY AND ALL OTHER WARRANTIES,
WHETHER EXPRESS OR IMPLIED, INCLUDING (WITHOUT LIMITATION) ANY IMPLIED
WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                          6. INDEMNIFICATION AND LIMITATION OF LIABILITY

IHS will indemnify and hold you harmless from liability against any claim, demand or action alleging that the Program infringes any third-party rights in the United States in respect of copyright, trade secret or patent. This indemnification is conditional upon your fully cooperating with IHS in the defense or settlement of such actions and giving IHS prompt written notice of any claim, demand or action for which indemnification is sought.

Except in respect of the above indemnification, IHS's cumulative liability to you or any other party for any loss or damages resulting from any claims, demands or actions arising out of or relating to this Agreement shall not exceed the license fee paid to IHS for the use of the Program. In no event shall IHS be liable for any indirect, incidental, consequential, special, or exemplary damages or lost profits, even if IHS has been advised of the possibility of such damages. In particular IHS shall have no liability for any programs or data stored in or used with the Software, including the costs of recovering such programs or data.

                          7. GOVERNING LAW

This Agreement shall be construed and governed in accordance with the laws of the State of Virginia. Any and all proceedings relating to the subject matter hereof shall be maintained in the courts of theState of Virginia, which courts shall have exclusive jurisdiction for such purpose.

                          8. LITIGATION

If any action is brought by either party to this Agreement against the other party regarding the subject matter hereof, the prevailing party shall be entitled to recover, in addition to any other relief granted, reasonable attorney fees and expenses of litigation.

                          9. SEVERABILITY

Should any term of this Agreement be declared void or unenforceable by any court of competent jurisdiction, such declaration shall have no effect on the remaining terms hereof.

                          10. NO WAIVER

The failure of either party to enforce any rights granted hereunder or to take action against the other party in the event of any breach hereunder shall not be deemed a waiver by that party as to subsequent enforcement of rights or subsequent actions in the event of future breaches.


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                          11. OMNIBUS RECONCILIATION ACT COMPLIANCE

As applicable under the Omnibus Reconciliation Act 1980, until the expiration of four (4) years after furnishing of services pursuant to this Agreement, IHS shall, upon receipt of written request, and if still required to make such information available under the then existing law, make available to the Secretary of the Department of Health and Human Services, the Comptroller General, or any of their duly authorized representatives, this Agreement, books, documents and records of IHS that are necessary to certify the nature and extent of such costs, and if IHS carries out any-of the duties of this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($ 10,000) or more over a twelve (12)-month period, such subcontract shall contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the subcontractor shall, upon receipt of written request and if still required to make such information available under the then existing law, make available to the Secretary, Comptroller General, or any of their duly authorized representatives, the subcontract, books, documents and records of such organization that are necessary to verify the nature and extent of such costs.

                          12. GENERAL

This Agreement represents the entire agreement concerning the Program between you and IHS and it supersedes any prior proposals, representations or understandings between you and IHS.

No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of both parties.

Any notices required or permitted under this Agreement shall be in writing and delivered in person or sent by registered or certified mail, return receipt requested.



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By Your Signature Hereto You Acknowledge Having Read This Agreement and Agree to
Accept and to Abide by Its Terms and Conditions.

For: (Customer)                            Accepted and Approved by
                                           IHS of Viriginia, Inc.

By:_________________________________       By:__________________________________

Name                                       Name
Printed:____________________________       Printed:_____________________________

Title:______________________________       Title:_______________________________

Date:_______________________________       Date:________________________________

      Mailing Address:                     Mailing Address:

      (Customer)                           IHS of Viriginia, Inc.
                                           12030 Sunrise Valley Drive, Suite 205
                                           Reston, Virginia 20191



















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                                   Appendix A
                          Licensed Software Description

Licensed Software modules and features included in the DataQual+ software license fee are as follows:

                                                                                Discounted       Training
        Software Products                                     List Price          Price            Days
        -----------------                                     ----------        ----------       --------
        DataQual+ Base System
           Quality Assurance
           Ad Hoc Reporting
           Graphics

        Staff Credentialing Module

        Risk Management Module

        Utilization Management Module

        Medical Records Module

        Infection Control Module

        DRG Grouper/Maximizer Module

        FastNote Module

        lnterQual Criteria Sets

        Additional User Terminal (Total 5)*

        I-Link Interface

        Total


Annual Maintenance/License Fees

  15% of Full List Price (i.e., non-discounted price)
  Full List Price: $XX,XXX x 15%          $x,xxx/year.
                                          -----------

* Reference E & F on the following page.

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                           Pricing Terms & Conditions


A.    Base system price includes 3 days of training and installation.
B.    Each additional module receives an additional 1/2 day of training.
C.    Additional training/consulting ordered:

                Program Manager          $ 95/hr
                Programmer/Analyst       $ 85/hr
                Installation/Training Specialist     $ 85/hr

D. All expenses incurred for travel and per them at customer site will be invoiced separately at actual rates. E. Base system license of DataQual+ is for up to __ user terminals.
F. Each additional workstation will be charged a $____ license fee.
G. Annual maintenance/new release support/Hot Line - 15 percent of system list price. Maintenance charges start 90 days after delivery of software.
H. Leasing options available.
I. FastNote module can accommodate up to __ hand held devices only.
J. All prices exclude hardware costs.













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